Exhibit 99.1

iHeartMedia Adopts Short-Term Stockholder Rights Plan

5-6-2020

SAN ANTONIO—(BUSINESS WIRE)— iHeartMedia, Inc. (NASDAQ: IHRT) (“iHeartMedia” or the “Company”) today announced that its Board of Directors (the “Board”) has approved the adoption of a short-term stockholder rights plan (the “Rights Plan”) in order to protect the best interests of all iHeartMedia stockholders during the current period of high equity-market volatility and price disruption.

The Board adopted the Rights Plan at this time due to the unprecedented impact of the COVID-19 pandemic on equity market valuations; the complex nature of the Company’s capital structure; to enable all of iHeartMedia’s stockholders to realize the full potential of their investment in the Company in light of the inherent resilience of the Company’s cash flow model and patient capital structure; and to protect the interests of iHeartMedia and its stockholders by deterring any entity, person or group from attempting opportunistically to gain undue influence over or control of iHeartMedia through open market accumulation or other tactics without paying an appropriate control premium. The Rights Plan is designed to ensure the fair treatment of the Company’s stockholders, and to provide the Board and stockholders with the appropriate time to make informed decisions that are in the best interests of iHeartMedia and its stockholders during this period of high market volatility and price disruption. The Rights Plan is not intended to deter iHeartMedia from considering any offers that are fair and otherwise in the best interests of the Company and its stockholders.

The Rights Plan, which was adopted by the Board, is similar to rights plans adopted by other publicly traded companies and includes a number of recognized stockholder protections that emphasize its limited focus and duration (under one year).

Pursuant to the Rights Plan, the Board has declared a dividend distribution of one right on each outstanding share of iHeartMedia’s Class A common stock, share of Class B common stock and warrant issued in connection with the Company’s plan of reorganization. The record date for such dividend distribution is May 18, 2020.

Under the Rights Plan, subject to certain exceptions, the rights will generally be exercisable only if, in a transaction not approved by the Board, a person or group acquires beneficial ownership of 10% or more of the Company’s Class A common stock (or 20% in the case of certain passive investors), including through such person’s ownership of the convertible Class B common stock and/or warrants, as further detailed in the Rights Plan. In that situation, each holder of a right (other than the acquiring person or group) will have the right to purchase, upon payment of the exercise price, a number of shares of iHeartMedia’s Class A common stock, Class B common stock or warrants, as applicable, having a market value of twice such price. In addition, the Rights Plan contains a similar provision if the Company is acquired in a merger or other business combination after an acquiring person acquires beneficial ownership of 10% or more of iHeartMedia’s Class A common stock (or 20% in the case of certain passive investors).

The Rights Plan has a duration of less than one year, expiring on May 5, 2021. The Rights Plan may also be terminated, or the rights may be redeemed, by action of the Company prior to the scheduled expiration date under certain circumstances, including if the Board determines that market and other conditions warrant, which the Board intends to monitor. The adoption of the rights plan will not be a taxable event and will not have any impact on the Company’s financial reporting.

Additional details about the rights plan will be contained in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

About iHeartMedia

iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month – and with its quarter of a billion monthly listeners, has a greater reach than any other media company in the U.S. The company’s leadership position in audio extends across multiple platforms including more than 850 live broadcast stations; streaming music, radio and podcasts via its iHeartRadio digital service available across more than 250 platforms and 2,000 devices including smart speakers, digital auto dashes, tablets, wearables, smartphones, virtual assistants, TVs and gaming consoles; through its influencers; social; branded iconic live music events; and podcasts as the #1 commercial podcast publisher globally. iHeartMedia also leads the audio industry in analytics and attribution technology for its marketing partners, using data from its massive consumer base. Visit iHeartMedia.com for more company information.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company and its subsidiaries, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: impacts from the COVID-19 pandemic; uncertain global economic conditions; increased competition; dependence upon the performance of on-air talent, program hosts and management; fluctuations in operating costs; shifts in population and other demographics; impact of our substantial indebtedness; legislative or regulatory requirements; regulations and concerns regarding privacy and data protection; and the other risks described in “Item 1A. Risk Factors” of iHeartMedia’s Annual Reports on Form 10-K for the year ended December 31, 2019. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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Media

Wendy Goldberg

Chief Communications Officer

(212) 377-1105

Investors

Kareem Chin

Senior Vice President and Head of Investor Relations

(212) 377-1336

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